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                                                                    EXHIBIT 23.1


                          Consent of Ernst & Young LLP



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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Per-Se Technologies, Inc. Deferred Stock Unit Plan of our reports dated February 4, 2002, with respect to the consolidated financial statements and schedule of Per-Se Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
May 8, 2002